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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934






          Date of Report (Date of earliest event reported): May 9, 2002





                            Neose Technologies, Inc.
                 (Exact name of issuer as specified in charter)



        DELAWARE                     0-27718                 13-3549286
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
   of Incorporation or                file                 Identification
     Organization)                   number)                  Number)



                                102 Witmer Road,
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)


                                 (215) 315-9000

              (Registrant's telephone number, including area code)

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Item 5 - Other Events.

Neose Technologies, Inc. ("Neose") announced that it was informed by Wyeth Pharmaceuticals on May 9, 2002 that Wyeth does not intend to continue clinical development of their compound, rPSGL-Ig, for myocardial infarction. This decision was unrelated to the performance of Neose's GlycoAdvance technology.

Separately, on May 13, 2002, Neose announced the appointment of Elizabeth H. S. Wyatt to its board of directors. After 20 years at Merck & Co., Inc., where she headed Merck's commercial worldwide product and technology acquisition activities, Elizabeth Wyatt retired in December 2000 from her position as vice president, corporate licensing. She currently serves on the board of directors of Medimmune, Inc. and The Seabury Group LLC and certain of its affiliates, as well as the board of trustees of Randolph-Macon College. Wyatt graduated with a bachelor of arts degree magna cum laude and Phi Beta Kappa from Sweet Briar College. She earned a masters of education in counseling psychology from Boston University and a masters in business administration with honors from the Harvard Business School.

                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        NEOSE TECHNOLOGIES, INC.

Date: May 14, 2002                      By: /s/ C. Boyd Clarke
                                           -----------------------------
                                           C. Boyd Clarke
                                           President and Chief Executive Officer